AGREEMENT


                                     BETWEEN

                      BEIJING PURPLE STARS APPRAISAL CO,LTD

                                       AND

                         ASIA PAYMENT SYSTEMS (HK) LTD.

          THIS AGREEMENT("AGREEMENT") IS MADE ON THE MARCH 17TH , 2005

                                    BETWEEN:

   BEIJING PURPLE STARS APPRAISAL CO,. LTD, with its principle office at Room 508,Chang Yuan Tian Di Building B-2,No.18, Suzhou Street, Haidian District,
                   Beijing, China (hereafter referred As BPS)

                                       AND

ASIA PAYMENT SYSTEMS (HK) LIMITED with it's principal offices at 39th Floor, One
 Exchange Square , 8 Connaught Place , Central , Hong Kong ( hereafter referred to as "APAY")

                                     WHEREAS

   (1) BEIJING PURPLE STARS APPRAISAL CO. LTD. is an official appraisal agent licensed by the Chinese government to provide appraisal services to the municipal government and to the public . In addition, BPS provides credit files and credit rating services to the banks and financial institutions in Beijing.

    (2) ASIA PAYMENT SYSTEMS (HK) LIMITED is a wholly owned subsidiary of Asia
        ---------------------------------
  Payment Systems Inc.(NASD OTCBB:APYM)and is engaged in providing credit card processing system services and related applications;

                      NOW IT IS HEREBY AGREED AS FOLLOWS:

                              1. JOINT CO-OPERATION

The parties agreed to form a partnership to undertake the joint co-operation in Beijing, which will create an international standard file format credit bureau


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
 Service for the purpose of gathering, storing, and selling credit file data to clients both in China and abroad, subsequently it will also provide, including but not limited to, professional merchant credit card and loyalty card processing services to merchants and financial institutions in China

                             2. CO-OPERATION TERMS:

                                  (1) LEGALITY:

  The parties agree that government sanction is essential to the intended joint co- operation. Upon execution of this agreement, BPS is responsible to apply and to obtain the government permits and/or approval necessary for the project roll-out.

                            (2) TERMS AND CONDITIONS:

 Subject to the government sanction and permits, the parties agreed to roll out the joint business co-operation under the terms as follows:

2.1 The parties agreed that immediately after the signing of this Agreement APAY and BPS will jointly launch a Six (6) months pilot project, to explore the most feasible, cost effective and efficient business models for the establishment and launching of card processing and credit bureau services for which APAY can become the sole service provider in Beijing and which may also move to wards a
      Co-operative Joint Venture (CJV) or other formal partnership set up.


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

2.2 BPS will provide facilities, offices, staff and local support as well as the platform set up as per "PROJECT PROPOSAl" (see APPENDIX A) for the launching the pilot project business.

  2.3 BPS will provide up to 300,000 individual and/or business credit file for the International standard format credit file data base establishment and for the Subsequent credit reference services operation.

   2.4 BPS will assist APAY with local merchants, small to medium size banks, and/or credit unions for the experimentation of "APAY THIRD PARTY PAYMENT
  PROCESSING" services .Ultimately APAY and/or BPS/APAY Jointly will become the contracted international third party card payment Processing service provider in
                                    Beijing.

2.5 APAY will provide business plans, operational management, project know- How ,technical supervision, staff training, international standard technology And international business interface setup and implementation.

  2.6 APAY will be responsible to provide an international acceptable standard Credit file format, to create an international standard credit file database and
            To offer it to the major international credit agencies.

2.7 APAY will provide all necessary support to BPS for their effort in pitching The potential merchants and/or banks to the third party payment process Services and business experiments.

2.8 The parties agreed to form a project team to undertake the business planning and project implementation. The project team will manage the day to day business, will execute the business plan agreed and approved and will report to both parties on a weekly bases through out the period of pilot project implementation. The parties further agreed, based on the pilot project development, they may discuss and decide the business model as well as the formation for the partnership and/or future co-operation latest at the 5th month of pilot project operation.

2.9 The parties agreed, upon the final parties business co- operation formation set up ( Co-operated Joint Venture, Joint Venture or any other formation), all existing business, assets and revenue will be rolled over to the new joint company as a continuation of the parties business co-operation.

                               3. CONFIDENTIALITY

  The parties acknowledge that they may obtain certain Confidential Information
    (whether in documented form or otherwise) from each in pursuance of this agreement, and which information is of a commercially sensitive and/or confidential nature . Therefore, the "NON-DISCLOSURE AGREEMENT" which the parties executed on December 13th, 2004 will remain in full enforce until further agreement to be reached.


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
                            4. INTELLECTUAL PROPERTY

 4.1 Neither party assigns any of its intellectual property rights to the other under this MOU. Any intellectual property rights in any software or content developed or provided by a party remains the sole property of that party. Both parties agree that they shall not use the other party's trade marks, service marks, trade names and/or logos in any manner whatsoever without the prior written consent of the other party

  4.2 It is further agreed and declared by either parties that any intellectual property rights arising out of the use of the Confidential Information or any
existing intellectual property of the Disclosing Party whether by the Disclosing
    Party or by the Recipient, the same shall be the absolute property of the Disclosing Party and the Recipient shall execute such required documentation and to do such act as reasonably required by the Disclosing Party to give effect to this proprietary right of the Disclosing Party.

                               5.     ASSIGNMENT.

 Neither party shall assign this Agreement or any interest herein, nor delegate any obligation hereunder without the prior written consent of the other party.

                              6.     GOVERNING LAW.

This Agreement, together with its Appendix, shall be governed by the laws of the People's Republic of China. For the avoidance of doubt, this agreement will be governed throughout the entirety of this agreement by using Chinese as a basis


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
For determination of the intent of both parties and the legality of the clauses herein. Use of another language within this agreement will serve only as a means to facilitate understanding by all parties.

                          7. LIMITATION OF LIABILITY.

      In no event shall either party be liable for indirect, consequential, incidental, special or punitive damages, or for loss of use, lost profits or loss of goodwill, whether arising under theories of contract, tort (including negligence) or otherwise. Each party's total liability hereunder, shall not in the aggregate exceed any sums due or paid hereunder.

                                  8. HEADINGS.

 The headings in this letter are intended principally for convenience and shall not, by themselves, determine the rights and obligations of the parties to this
                                    Mandate.

                                  9. NOTICES.

All notices, requests, demands, and other communications required by, or made in connection with, this agreement or the transactions contemplated by this agreement, shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                      If to APYM : c/o Asia Payment Systems
                            Rm. 1011-1013, B&H Plaza
                     No. 27, Industry Ave. Shekou, Shenzhen
                Guangdong Province, P.R. China  Post Code: 518067
                         Or by fax to (86) 755 26857452

         If to BPS : The address listed in this agreement or by fax to:
                                (86) 10-82608315

                                10. SEVERABILITY.

 If any provision of this agreement is held to be unenforceable for any reason,
  Such provision shall be adjusted rather than voided, if possible, in order to achieve The intent of the parties to the maximum extent possible. In any event, all other Provision of this agreement shall be deemed valid and enforceable to the full extent possible.

                                  11. WAIVER.

  The waiver of any term or condition contained in this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this
                                   Agreement.

                              12. ENTIRE AGREEMENT.

   This agreement contains all of the terms and conditions agreed upon by the parties


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
 Relating to the agreement and supersedes any and all prior and contemporaneous agreement, negotiations, correspondence, understanding and communications of the parties, whether oral or written, respecting the subject matter hereof except for the NON-DISCLOSURE AGREEMENT signed by Asia Payments Inc. and Beijing Purple
                Star Appraisal Co., Ltd on December 13th, 2004.

 IN WITNESS WHEREOF the parties have executed this Agreement on the day and year
                                 Above written.

   Signed for and on behalf of                    Signed for and on behalf of
Beijing Purple Stars Appraisal Co., Ltd            Asia Payment Systems(HK)
                                                            Limited

               Signed:                                    Signed:


           Name:                                      Name: Matt Mecke
                                  President/CEO

APPENDIX A
----------



                               CHINA CREDIT BUREAU

                        INTERNATIONAL CREDIT FILE FORMAT

                                 SERVICE VENDOR



                                PROJECT PROPOSAL

                                 March 14, 2005



Summary

Nowadays, it is important for an individual and/or business to have a good credit history if it wants to grow. It is also important for banks and lenders to obtain extensive history information on applicant(s), in order to make the right decision on each received application.

In highly developed countries, banks and lenders tend to inquire as to an individual's or company's credit reference on each received application from more than one independent credit agency, in order to have a subjective review and analysis for decision making. Therefore, these credit agencies play a very important role between the applicant and lenders. In the US, there are several major independent credit agencies, ("D&B"-Commercial Credit Information; Experian, Equifax and Trans-Union-Consumer Credit Files). These major US agencies have established internationally recognized credit rating standards and services through the years of their business development. They have stored, packaged and provided credit files to their clients at an average fee of US $1.00/per transaction each year up to a billion transactions, they have turned this service into a multi-billion dollar business. In China, there is still not a unified credit rating standard as well as independent, internationally recognized professional credit reference agency. Over the last few years, Chinese banks and lenders have given lending facilities based on relationships, government policy, or credit information which might not be professionally obtained and verified. Within the last two years, millions of bank credit cards have been delivered to the consumers with such consumer credit based on all kinds of "proof of salary" issued by the employers, which has created a great deal of risk, potential debt, and/or bad loans for both the financial institution and individuals.

This irregular situation has drawn serious attention from the society and the Chinese government has been taking tough measures to control the problem. However, in a rapidly growing market economy, government regulation alone will not be able to fix the problem as more and more businesses and/or individuals continuously seek credit and financing facilities. Further, as the Chinese Government continues to adopt greater "open door" policies, foreign banks and related financial companies will enter into the Chinese financial market this year and these incoming foreign banks will badly need qualified credit data base information as they grow their consumer and commercial lending into the China market. Therefore, urgent demand exists today and will increase for internationally recognized Commercial/Consumer credit standard and rating systems. This has opened a "window of opportunity" to someone who can lead to set up the internationally recognized credit rating bureau and systems in China.

Asia Payment Systems (NASD OTCBB:APYM) is a company specialized in payment processing business. The company executives have had long management experience in major international banking and/or payment processing firms, which makes the company unique and with excellent connections both within the international banking industry and consumer credit card market. Recently, As the company successfully completed the System set up to handle the massive card payment transactions for Japan Duty Fee Shops in Japan and now in Hainan China , APYM has begun shifting its focus to China. It is the purpose of APYM to cooperate with Strong China Credit File/Bureau partners to jointly provide world class credit bureau services as well as the subsequent 3rd Party payment processing services to the financial industry and consumers in China and, as needed, elsewhere in Asia.

Beijing Purple Star Appraisal Co. (BPS) is a licensed appraisal company by the central government and has been years in providing appraisal as well as credit reference services to both the government and the public.

It is strategically important and in the advantage of both APYM and BPS if they could form a partnership to capture this window of opportunity and to take the lead in the credit rating business in China, by launching a project co-operation in the establishment of an international standard credit bureau system in Beijing.

MISSION

It is the mission of the project co-operation to develop an international standard credit file system and core information database to provide, on a per file basis, individual and consumer credit history and rating to qualified clients, and with the same platform to provide world class third party payment processing services to the financial institution and merchants in China and abroad.

PROJECT  OVERVIEW

Creation of a core centralized system for storing Chinese consumer credit files will allow for a network to be deployed whereby, on a per file basis, the Chinese consumer database information can be sold to prospective clients. By providing the output in an internationally recognized format, the database information can be sold to International Financial Institutions, Foreign large store merchants (i.e. WalMart, Carrefour), Auto Loan agencies (i.e. Ford, GM, VW, Audi, Mercedes), Luxury goods retailers (DFS, CARTIER, LVMH, Gucci, Prada, etc.) and many other marketing and merchandise firms.

(A)  APYM  FOCUS:

In terms of the Chinese Credit Bureau agency platform development, APYM will provide technical services and consulting on an as needed basis to the project as well as direct investment in a partnership designed to generate profits as a result of providing Chinese consumer credit file information to international clients in an internationally accepted data format. APYM will also provide full database and network services to the venture once all parties agree to the form of cooperation and services to be offered.

It is the intention of APYM to provide support, management, advice, technical and other resources towards both an International Commercial Standard File Bureau as well as an international style Consumer Credit File which will be built upon international standards with international partners such as D&B, Experian, Equifax, or Trans Union, etc. Such an international focus will work well as a joint cooperation effort with our local Chinese Credit Bureau partner as both sides are able to bring their specific expertise to the success of the joint effort. In due time when the bureau is ready to be a qualified international player, APYM will work to bring the investment from these major player and/or to turn the co-operation into a subsidiary of these world class agencies as co-operation exit strategy.

(B)  FEATURE  SERVICES:

     (1) To obtain and to store up to [redacted]business and individual credit files;

     (2)  To package and to rate the data file with international standard;

     (3) To offer credit files at a competitive charge to the services, first to the foreign agencies and financial institutions then to the domestic banking and lending companies;

     (4) To provide education and assistance to the domestic business and individuals to build up and/or to repair their credit histories;

     (5) To form alliances with major international agencies in moving towards the future joint venture business in China.

(C)  SET  UP  REQUIREMENTS:

     (6) License and/or permits (under BPS) to conduct the project and services;

     (7)  Initial  supply  of  300,000  business/or  individual  credit  files;

     (8) A secured data center with servers, secured ISP and high standard telecommunication capability both for voice and data transmissions;

     (9)  A  call  center initially with enough full time staff;

     (10) Facilities for marketing, managerial, administrative operations;


(E)  HARDWARE  AND  SOFTWARE  REQUIREMENTS;

The ultimate sizing of the systems will always be an unknown since it will grow in terms of commercial users and the customer data. Thus the system should be scalable enough to accommodate large potential growth. The products and hardware sizing here reflect such scalability (as additional processing power and disk is needed they can simply be added and integrated into the existing solution) and is provided as an initial estimate. However, the cost of a localized 3rd party credit bureau package itself has not been Included here. This can either be developed or a purchased "off-the-shelf" with the recommendation being an already existing commercial package to be customized. Should a partner be selected then the cost of the product will be offset.

With Microsoft coming on as a future partner/investor we will continue our strategy of deploying our systems on Microsoft products and technologies.

The database systems need to be separated in OLAP (On-Line Analytical Processing) and Data Warehouse systems. The Web Servers are separated for internal and external access. The selected Netscreen firewall will be able to handle a private network and DMZ network zone. An additional router should be used as an additional "firebreak" for the private network.

The hardware selected should be from a name brand supplier, such as HP or IBM. Dual Xeon Processor model should be selected with SCSI interfaces (with dual external channels) to support the external disk array.

It is assumed that an Internet connection and all the necessary equipment for it are already in place.

As  per  the  diagram,  the  following  systems  will be deployed for the Credit
Bureau:

Software:

-    OLAP  DATABASE
     This is the online system used for real-time updates.
     [redacted]

-    DATA  WAREHOUSE
     This is the query and analysis system used for data analysis.
     [redacted]

-    WEB  SERVERS
     Internal 1 Server. The Application Server is also housed here, used for handling Incoming data.
     External 1 Server, [redacted] for external user authentication (tied into Netscreen).

-    FIREWALL
     [redacted]. Same brand as deployed in our China office And on the DFS networkA single router to be deployed as an additional private Network "firebreak".

-    ISCRS

APYM  International  Standard  Credit  Rating  System

     HARDWARE  AND  ESTIMATED  COST

-----------------------------------------------------------------------------
SOFTWARE                                  COST (US$)   UNITS       TOTAL
-----------------------------------------------------------------------------
OS             Windows2003 Enterprise      [redacted]  [redacted]  [redacted]
-----------------------------------------------------------------------------
Database       [redacted]                  [redacted]  [redacted]  [redacted]
-----------------------------------------------------------------------------
Security       [redacted]                  [redacted]  [redacted]  [redacted]
-----------------------------------------------------------------------------
The Portal     [redacted]                  [redacted]  [redacted]  [redacted]
Management
Platform
-----------------------------------------------------------------------------
ISCRS          APYM Credit Rating System   [redacted]  [redacted]  [redacted]
-----------------------------------------------------------------------------
Customization  Software localization       [redacted]              [redacted]
-----------------------------------------------------------------------------
HARDWARE
-----------------------------------------------------------------------------
Servers        [redacted]                  [redacted]  [redacted]  [redacted]
-----------------------------------------------------------------------------
Disk Array     [redacted]                  [redacted]  [redacted]  [redacted]
-----------------------------------------------------------------------------
Firewall       [redacted]                  [redacted]  [redacted]  [redacted]
-----------------------------------------------------------------------------
Router         [redacted]                  [redacted]  [redacted]
-----------------------------------------------------------------------------
Switch         [redacted]                  [redacted]  [redacted]  [redacted]
-----------------------------------------------------------------------------
Misc.          Cables & other equipment.   [redacted]  [redacted]  [redacted]
-----------------------------------------------------------------------------
                                                      GRAND TOTAL  [REDACTED]
-----------------------------------------------------------------------------

These  costs  are  exclusive  of  design,  implementation  and  test  services

PROJECTED  TIME  TABLE

Assuming the above captured requirements are, will be met, the projected time frame for the business roll out is 180 days, which will include;

     (1) Facility set up, hardware testing, feasibility study, staff training and operation platform set up;
     (2) Project promotion, service establishment for credit standard, rating system, data base, credit build-up and repair system;
     (3) Interface with major international agencies including initial alliances agreements;
     (4)  Start offering entry rights and/or credit files to foreign agencies.
     (5) Start offering "credit build-up" "credit repairing" program and/or membership to BPS employees and affiliates as well as other selective market sectors;
     (6) Running full functional operation moving towards the larger scale operation.

                                      -END-


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